                                                                      Exhibit 15

                 Independent Accountants' Acknowledgement Letter

To the Members and Board of Managers of
Excelsior Venture Partners III, LLC

We are aware of the use of our report dated March 12, 2004 relating to the unaudited financial statements and financial highlights of Excelsior Venture Partners III, LLC for the quarter ended January 31, 2004, which are included in this Form 10-Q (No. 000-29665).


                                                  ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 2004


                                       23